Exhibit 10.15

FIFTH AMENDED AND RESTATED REGISTRATION AGREEMENT

This Fifth Amended and Restated Registration Agreement (the “Agreement”) is entered into as of July 14, 2004, by and among Monitronics International, Inc., a Texas corporation (the “Company”), and the holders of common stock and convertible securities of the Company listed on the Schedule of Common Holders attached hereto (the “Common Holders”).

The Company, the holders of the Company’s Series A Preferred Stock, $0.01 par value per share (the “Old Series A”), Series B Preferred Stock, $0.01 par value per share (the “Old Series B”), Series C Preferred Stock, $0.01 par value per share, Series C-1 Preferred Stock, $0.01 par value per share (collectively, the “Old Series C”), and Series D-1 Preferred Stock, $0.01 par value per share (collectively, all such preferred stock of the Company, the “Old Preferred Stock”) and the holders of warrants to purchase Class A Common Stock (the “Warrant Holders”) have entered into the Recapitalization Agreement dated as of the date hereof (the “Recapitalization Agreement”) pursuant to which (a) certain holders of Old Preferred Stock (other than certain holders of Old Series C) shall exchange all of their shares of Old Preferred Stock held by such holders for shares of Class A Common Stock, (b) certain holders of Old Series A and Old Series B shall exchange all of their shares of Old Series A and Old Series B for shares of new Series A Preferred Stock, (c) the Warrant Holders (other than the holder of the 2002 Warrants) shall exercise their warrants for shares of (i) Class A Common Stock in the case of Capital Resource Lenders II, L.P., and (ii) new Series A Preferred Stock, in the case of Austin Ventures, and (d) the Company shall redeem shares of Old Series C from certain holders of Old Series C, and new investors listed on the signature pages hereto are purchasing shares of Class A Common Stock from certain holders of Class A Common Stock who received such Class A Common Stock pursuant to the exchange described in subsection (a) of this paragraph pursuant to the Stock Purchase Agreement, dated as of the date hereof, among the Company, such holders of Class A Common Stock and such new investors immediately following the transactions contemplated by the Recapitalization Agreement (the “Recapitalization”).

The Company and Heller Financial, Inc. (“Heller”) are parties to a Warrant Agreement, dated as of November 10, 1994, as amended by that certain First Amendment to Warrant Agreement, dated as of June 15, 1998 (as so amended, the “Heller Warrant Agreement”), providing, among other things, for the issuance to Heller of 367,238 shares of Class B Common Stock (subject to adjustment as provided in the Heller Warrant Agreement) (the “Heller Warrant”).

The Company, the Preferred Holders referred to therein, the Warrant Holders referred to therein and the Common Shareholders referred to therein are parties to a Fourth Amended and Restated Registration Agreement, dated as of January 18, 2002 (the “Fourth Amended and Restated Registration Agreement”).

The parties hereto are entering into a Fifth Amended and Restated Shareholders Agreement, dated as of the date hereof (as in effect from time to time, the “Shareholders Agreement”), simultaneously with the execution of this Agreement.

The parties hereto desire to amend and restate and supercede and replace the Fourth Amended and Restated Registration Agreement in its entirety in order to facilitate the transactions contemplated by the Recapitalization Agreement.

Capitalized terms not defined elsewhere herein shall have the respective meanings assigned to them in the Shareholders Agreement.

The parties hereto agree that the Fourth Amended and Restated Registration Agreement shall be amended and restated in its entirety by this Agreement as follows:

1. Demand Registrations.

(a) Requests for Registration. Subject to the terms and conditions of this Agreement, (i) at any time and from time to time, the holders of (a) a majority of the ABRY Registrable Securities (the “ABRY Demand”) so long as ABRY and its Affiliates collectively hold at least (X) 75% of the number of shares of Common Stock such Persons collectively hold immediately following the Recapitalization (as appropriately and equitably adjusted for stock splits, stock combinations and the like) or (Y) at least 32.4% of the Common Stock on a fully diluted as if converted basis (any time during which the collective holdings of ABRY and its Affiliates do not comply with either clause (X) or (Y) above being a “Transfer Period”), or (b) during any Transfer Period, a majority of the Registrable Securities (the “Majority Demand”), and (ii) at any time following the Initial Public Offering, the holders of at least 66 2/3% of the 2002 Warrant Shares that are Registrable Securities (the “Warrant Demand”) (the Persons entitled to initiate such demand registration in any case above the “Initiating Holders”), may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”), or on Form S-2 or S-3 or any similar short-form registration (“Short-Form Registrations”), if available. All registrations requested pursuant to this Paragraph 1(a) are referred to herein as “Demand Registrations”. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered, the anticipated per share price range for such offering and the intended method of distribution. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms of Paragraph 1(d) hereof, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.

(b) Long-Form Registrations. The holders entitled to make an ABRY Demand or a Majority Demand shall be entitled to request an aggregate of two Long-Form Registrations pursuant to Paragraph 1(a) above, and the holders entitled to make a Warrant Demand shall be entitled to request one Long-Form Registration pursuant to Paragraph 1(a) above at any time after the Initial Public Offering. A registration shall not count as one of the permitted Long-Form Registrations unless it has become effective and there has not been any stop order, injunction or other order or requirement of the Securities and Exchange Commission or other governmental agency or court suspending such effectiveness. Additionally, neither the last nor any subsequent Long-Form Registration shall count as one of the permitted Long-Form Registrations unless the Initiating Holders are able to register and sell at least 90% of the Registrable Securities that the Initiating Holders requested to be included in such registration;

provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations. All Long-Form Registrations shall be underwritten registrations.

(c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Paragraph 1(b), the Initiating Holders shall be entitled to request an unlimited number of Short-Form Registrations pursuant to Paragraph 1(a) above; provided, that the Company shall not be obligated to effect a registration under this Paragraph 1(c) if the fair market value of the shares to be registered is less than $10 million; provided further, that the Company shall not be obligated to effect more than two Short-Form Registrations or registrations on any comparable or successor form or forms during any 12-month period. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities.

(d) Priority on Demand Registrations. Subject to the provisions of the Heller Warrant Agreement, the Company shall not include in any Demand Registration any securities which are not Registrable Securities (“Other Securities”) without the prior written consent of the holders of at least a majority of the Registrable Securities held by the Initiating Holders that initially requested such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, Other Securities requested to be included in such offering exceeds the number of Registrable Securities and Other Securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities held by the Initiating Holders that initially requested registration, the Company shall include in such registration prior to the inclusion of any other securities, up to the aggregate quantity of shares which, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering without adversely affecting the marketability of the offering: (i) first, any Company Registrable Securities included in such offering pursuant to Section 4(c), (ii) second, the Issued Warrant Shares (as defined in the Heller Warrant Agreement), (iii) third, in the case of a Warrant Demand, any Registrable Securities that the Initiating Holders of such Warrant Demand have requested be included in such offering pursuant to Section 1(a) and (iv) fourth, the number of Registrable Securities requested to be included and the Other Securities permitted to be included, pro rata among the respective holders thereof on the basis of the quantity of Registrable Securities and such Other Securities that each such holder has requested the Company to include in such registration.

(e) Restrictions on Long-Form Registrations. The Company shall not be obligated to effect any Long-Form Registration within 180 days after the effective date of a previous Long-Form Registration or a previous registration in which Registrable Securities were included pursuant to Paragraph 2 and in which there was no reduction in the number of Registrable Securities requested to be included. The Company shall postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if a majority of the members of the Company’s board of directors (or a majority of the directors who were not designated by holders of ABRY Registrable Securities pursuant to the Shareholders Agreement, if holders of a majority of the ABRY Registrable Securities are the Initiating Holders) determines in their reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

(f) Selection of Underwriters. The holders of a majority of the Registrable Securities held by the Initiating Holders shall have the right to select the investment banker(s) and manager(s) to administer the offering.

(g) Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company other than the Heller Warrant Agreement and the Hull Agreement. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the (a) ABRY Registrable Securities, during any period that does not constitute a Transfer Period, or (b) Registrable Securities, during any Transfer Period.

2. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to the terms of Paragraphs 2(c) and 2(d) hereof and the provisions of the Heller Warrant Agreement and the Hull Agreement, shall include in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.

(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations as provided in Paragraph 5.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration, up to the aggregate quantity of shares which, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering without adversely affecting the marketability of the offering: (i) first, the securities the Company proposes to sell, (ii) second, the Issued Warrant Shares, and (iii) third, the Registrable Securities requested to be included in such registration and the Other Securities requested to be included in such registration pursuant to rights granted by the Company, pro rata among the holders of such Registrable Securities and the Other Securities on the basis of the quantity of Registrable Securities and such Other Securities that each holder has requested the Company to include in such registration.

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company shall include in such registration, up to the aggregate number of shares which, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering without adversely affecting the marketability of the offering: (i) first, the Issued Warrant Shares, and (ii) second, the Registrable Securities requested to be included in such registration and the Other Securities requested to be included in such registration pursuant to rights granted by the Company, pro rata among the holders of such Registrable Securities and the Other Securities on the basis of the quantity of Registrable Securities and such Other Securities that each holder has requested the Company to include in such registration.

(e) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Paragraph 1 or pursuant to this Paragraph 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration.

3. Holdback Agreements.

(a) Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, during the seven days prior to and the 180-day period beginning on the effective date of any registered underwritten public offering of Common Stock (except as part of such underwritten registration), whether or not Registrable Securities are included therein, unless the underwriters managing the registered public offering otherwise agree. The provisions of this Section 3(a) shall not apply to Common Stock, or any securities convertible into or exchangeable or exercisable for Common

Stock, acquired by a holder of Registrable Securities in the public markets in or following the Initial Public Offering.

(b) The Company shall not effect any public sale or distribution of Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities held by Initiating Holders (in the case of a Demand Registration) or by the holders of a majority of the Registrable Securities covered by such Registration Statement (in the case of a Piggyback Registration) copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement;

(c) in the case of the Initial Public Offering only, if requested by the holders of a majority of the (i) ABRY Registrable Securities, during any period that does not constitute a Transfer Period, or (ii) Registrable Securities, during any Transfer Period, use its commercially reasonable efforts to cause to be included in such registration statement Common Stock to be newly issued by the Company (“Company Registrable Securities”) and offered in a primary offering of Common Stock contemporaneously with any offering on behalf of the holders of Registrable Securities;

(d) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as any seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(f) notify each seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(g) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified and, if not so listed, to be quoted on the NASD automated quotation system;

(h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar;

(i) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

(j) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(k) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(l) permit any holder of Registrable Securities, which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and

(m) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order.

If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if, in its sole and exclusive judgment, such holder is or might be deemed to be an underwriter or a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company securities covered thereby and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

5. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, and the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or qualifying the securities to be registered for trading on each system on which similar securities issued by the Company are from time to time qualified or on the NASD automated quotation system.

(b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities held by the Initiating Holders (in the case of a Demand Registration) or by the holders of a majority of the Registrable Securities covered by such Registration Statement (in the case of a Piggyback Registration).

6. Indemnification.

(a) The Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities and its officers and directors and each Person who controls such holder (within the meaning of either the Securities Act and Securities Exchange Act) against all losses, claims, actions, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act or any other similar Federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to any action required by or inaction of, the Company in connection with any such registration, qualification or compliance, and to pay to each holder of Registrable Securities and its officers and directors and each Person who controls such holder (within the meaning of either the Securities Act or the Securities Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of either the Securities Act or the Securities Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of either the Securities Act or the Securities Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use in any registration statement or prospectus relating to such registration; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless, in such indemnified party’s reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless, in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or Person who controls (within the meaning of either the Securities Act or the Securities Exchange Act) such indemnified party and shall survive the transfer of securities of the Company. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder that is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations of the Company or the underwriters with respect thereto, except as otherwise provided in Paragraph 6 hereof.

8. Additional Parties; Joinder. Subject to Paragraph 10(a), with the approval of holders of a majority of the (a) ABRY Registrable Securities, during any period that does not constitute a Transfer Period, or (b) Registrable Securities, during any Transfer Period, the Company may permit any Person who acquires Common Stock or rights to acquire Common Stock after the date hereof (the “Acquired Common”) to become a party to this Agreement and to succeed to all of the rights and obligations of a “holder of Registrable Securities” under this Agreement by obtaining an executed joinder to this Agreement from such Person in the form of Exhibit A attached hereto, and upon the execution and delivery of the joinder by such Person, such Person shall for all purposes be a “holder of Registrable Securities” under this Agreement with respect to the Acquired Common.

9. Definitions.

(a) “2002 Note Agreement” means the Subordinated Note and Warrant Purchase Agreement, dated as of January 18, 2002, between the Company and The Northwestern Mutual Life Insurance Company, as amended.

(b) “2002 Warrant Shares” means (i) the shares of Class A Common Stock issuable or issued by the Company to The Northwestern Mutual Life Insurance Company upon exercise of the 2002 Warrants and (ii) any Class A Common Stock or other Common Stock issued, or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person shall be deemed to be a holder of 2002 Warrant Shares, and such 2002 Warrant Shares shall be deemed to be in existence, whether or not such 2002 Warrant Shares have been actually acquired upon exercise of the Common Stock Purchase Warrant referred to in clause (i) of the preceding sentence, and such Person shall be entitled to exercise the rights of a holder of 2002 Warrant Shares hereunder.

(c) “2002 Warrants” means the warrants to acquire up to 1,133,328 shares of Class A Common Stock (subject to adjustment as provided in such warrants) issued pursuant to the 2002 Note Agreement.

(d) “ABRY” means ABRY Partners IV, L.P. and ABRY Investment Partnership, L.P., collectively.

(e) “ABRY Demand” has the meaning set forth in Paragraph 1(a).

(f) “ABRY Registrable Securities” means (i) any Class A Common Stock issued pursuant to the Recapitalization Agreement to ABRY, (ii) any Class A Common Stock or other Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of Class A Common Stock or other Common Stock held by Persons holding securities described in clause (i) or (ii) above. As to any particular ABRY Registrable Securities, such securities shall cease to be ABRY Registrable Securities when (x) they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary, (y) on the date when the holder of such ABRY Registrable Securities is able to sell all such securities in any three-month period without registration pursuant to Rule 144 under the Securities Act; provided that any security that ceases to be an ABRY Registrable Security by operation of this clause (y) will again be deemed to be an ABRY Registrable Security if a subsequent decrease in trading volume results in the holder thereof not being able to sell such securities during such period without registration pursuant to Rule 144 under the Securities Act, or (z) on the date when the holder of such ABRY Registrable Securities is able to sell all such securities without registration pursuant to Rule 144(k) under the Securities Act (or when such holder would otherwise be able to sell all such securities as of such date without registration pursuant to Rule 144(k) under the Securities Act but for such holder being or having the right to designate a director of the Company or being part of a “group” (as such term is used in Section 13(d)(3) of the Securities Exchange Act) with a Person who is such a director or who has such a right). For purposes of this Agreement, a Person shall be deemed to be a holder of ABRY Registrable Securities, and such ABRY Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such ABRY Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of ABRY Registrable Securities hereunder.

(g) “Acquired Common” has the meaning set forth in Paragraph 8.

(h) “Affiliate” means with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and, in the case of an individual, includes any relative or spouse of such individual, or any relative or such spouse, who has the same home as such individual. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(i) “Agreement” has the meaning set forth in the Recitals.

(j) “Austin Ventures” means Austin Ventures III and Austin Ventures V, collectively.

(k) “Austin Ventures III” means Austin Ventures III-A, L.P. and Austin Ventures III-B, L.P., collectively.

(l) “Austin Ventures V” means Austin Ventures V, L.P. and Austin Ventures V Affiliates Fund, L.P., collectively.

(m) “Common Holders” has the meaning set forth in the Recitals.

(n) “Common Stock” means, collectively, the Company’s Class A Common Stock and Class B Common Stock, par value $.01 per share, and any capital stock of any class of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

(o) “Company” has the meaning set forth in the Recitals.

(p) “Company Registrable Securities” has the meaning set forth in Paragraph 4(c).

(q) “Demand Registrations” has the meaning set forth in Paragraph 1(a).

(r) “Fourth Amended and Restated Registration Agreement” has the meaning set forth in the Recitals.

(s) “Governmental Authority” means any Federal, state, local or foreign government, or other entity (including any governmental or quasi-governmental agency or authority) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(t) “Heller” has the meaning set forth in the Recitals.

(u) “Heller Warrant” has the meaning set forth in the Recitals.

(v) “Heller Warrant Agreement” has the meaning set forth in the Recitals.

(w) “Hull Agreement” means the agreement, dated August 25, 2003, between the Company and James R. Hull.

(x) “Hull Partnership” means the Hull Family Limited Partnership, L.P.

(y) “Initial Public Offering” means the sale of shares of Common Stock in an underwritten initial public offering registered under the Securities Act (other than on Form S-8 or Form S-4 or any comparable forms) that has been filed under the Securities Act and declared effective by the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act, other than a sale of Common Stock issued together with preferred stock or indebtedness of the Company or any of its Subsidiaries.

(z) “Initiating Holders” has the meaning set forth in Paragraph 1(a).

(aa) “Long-Form Registrations” has the meaning set forth in Paragraph 1(a).

(bb) “Majority Demand” has the meaning set forth in Paragraph 1(a).

(cc) “NASD” means National Association of Securities Dealers.

(dd) “Old Preferred Stock” has the meaning set forth in the Recitals.

(ee) “Old Series A” has the meaning set forth in the Recitals.

(ff) “Old Series B” has the meaning set forth in the Recitals.

(gg) “Old Series C” has the meaning set forth in the Recitals.

(hh) “Other Securities” has the meaning set forth in Paragraph 1(d).

(ii) “Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization or other similar entity or organization or a Governmental Authority.

(jj) “Piggyback Registration” has the meaning set forth in Paragraph 2(a).

(kk) “Recapitalization” has the meaning set forth in the Recitals.

(ll) “Recapitalization Agreement” has the meaning set forth in the Recitals.

(mm) “Registrable Securities” means (i) any Class A Common Stock issued (A) pursuant to the Recapitalization Agreement or (B) upon conversion of the Series A Preferred Stock, (ii) the 2002 Warrant Shares, (iii) any Class B Common Stock issued upon exercise of the Heller Warrant Agreement, (iv) any Class A Common Stock, Class B Common Stock, or other Common Stock issued, or issuable with respect to, the securities referred to in clause (i), (ii) or (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (v) any other shares of Class A Common Stock or other Common Stock held by Persons holding securities described in clause (i) or (ii) above. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary, (y) in the case of Registrable Securities other than 2002 Warrant Shares, on the date when the holder of such Registrable Securities is able to sell all such securities in any three-month period without registration pursuant to Rule 144 under the Securities Act; provided that any security that ceases to be a Registrable Security by operation of this clause (y) will again be deemed to be a Registrable Security if a subsequent decrease in trading volume results in the holder thereof not being able to sell such securities during such period without registration pursuant to Rule 144 under the Securities Act, or (z) in the case of Registrable Securities other than 2002 Warrant Shares, on the date when the holder of such Registrable Securities is able to sell all such securities without registration pursuant to Rule 144(k) under the Securities Act (or when such holder would otherwise be able to sell all such securities as of such date without registration pursuant to Rule 144(k) under the Securities Act but for such holder being or having the right to designate a director of the Company or being part of a “group” (as such term is used in Section 13(d)(3) of the Securities Exchange Act) with a Person who is such a director or who has such a right). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and such Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

(nn) “Registration Expenses” has the meaning set forth in Paragraph 5(a).

(oo) “Rule 144A Information” has the meaning set forth in Paragraph 10(p).

(pp) “Securities Act” means the Securities Act of 1933, as amended and in effect from time to time.

(qq) “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(rr) “Shareholders Agreement” has the meaning set forth in the Recitals.

(ss) “Short-Form Registrations” has the meaning set forth in Paragraph 1(a).

(tt) “Transfer Period” has the meaning set forth in Paragraph 1(a).

(uu) “Warrant Demand” has the meaning set forth in Paragraph 1(a).

(vv) “Warrant Holders” has the meaning set forth in the Recitals.

10. Miscellaneous.

(a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to Company securities that is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement except as permitted pursuant to Paragraph 1(g).

(b) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to Company securities that would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or that would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

(c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any and all other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(d) Amendments and Waivers. The provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Registrable Securities, so long as, during any period that does not constitute a Transfer Period, such holders include holders of a majority of the ABRY Registrable Securities; provided that in the event that the effect of such amendment or waiver is to treat a holder or a group of holders of Registrable Securities materially and adversely as compared with its effect on any similarly situated holder or group of holders of Registrable Securities, then such amendment or waiver will also require the consent of such holder of Registrable Securities, or the holders of a majority of the Registrable Securities held by such group of holders of Registrable Securities, so materially and adversely treated; provided further that Paragraph 2 hereof may not be amended to eliminate the Piggyback Registration rights without the consent of holders of at least 66 2/3% of the Registrable Securities (the “Supermajority Consent”); provided further that any amendment or waiver that adversely affects the rights or interests of any holder or holders of the 2002 Warrants or the 2002 Warrant Shares shall also require the written consent of the holders of at least 66 2/3% of the 2002 Warrant Shares. Notwithstanding anything to the contrary herein (but subject to the initial proviso to the preceding sentence), the Supermajority Consent shall not be required in order for the Company to eliminate Piggyback Registration rights with respect to any particular offering that is solely a primary offering or to amend or alter the priorities set forth in Sections 2(c) or (d) hereof. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(e) Termination This Agreement will terminate with respect to The Northwestern Mutual Life Insurance Company on the date on which The Northwestern Mutual Life Insurance Company owns less than 1% of the Common Stock on a fully diluted basis, except that Paragraph 6 and Paragraph 10(p) of this Agreement shall continue in effect for so long as any 2002 Warrant Shares remain outstanding.

(f) Successors and Assigns. All covenants and agreements in this Agreement by, or on behalf of, any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement that are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of such Registrable Securities.

(g) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(h) Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(i) Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Whenever required by the context, any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs will include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms of such agreement, document or instrument, and if applicable, of this Agreement. The use of the words “include” or “including” in this Agreement will be by way of example rather than by limitation. The use of the words “or,” “either” or “any” will not be exclusive. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(j) Governing Law. The construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

(k) Notices. All notices referred to herein will be in writing and will be personally delivered, delivered by facsimile or courier service, or mailed, certified with first class postage prepaid, to the address set forth below. Each such notice, request, demand, or other communication shall be deemed to have been given and received on the date of actual delivery thereof, if personally delivered or delivered by facsimile transmission (if receipt is confirmed at the time of such transmission by telephone), or on the third day following the date of mailing, if mailed in accordance with this Paragraph, or on the day specified for delivery to the courier service (if such day is one on which the courier service will give normal assurances that such specified delivery will be made). Any notice, request, demand, or other communication given otherwise than in accordance with this Paragraph shall be deemed to have been given on the date actually received. Any Person may change its address for purposes of this Paragraph by giving written notice of such change to the corporation in the manner herein above provided. Whenever any notice is required to be given by law or by this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of notice.

To the Company:	Monitronics International, Inc. 12801 Stemmons Freeway Suite 821 Dallas, TX 75234 Facsimile: (972) 919-1985 Attn: James R. Hull

With copies to:	Vinson & Elkins L.L.P. 2001 Ross Avenue Suite 3700 Dallas, TX 75201 Facsimile: (214) 999-7714 Attn: Christine A. Hathaway

and

Kirkland & Ellis LLP 153 East 53rd Street New York, NY 10022 Facsimile: (212) 446-4900 Attn: John L. Kuehn

To holders of Common Stock to their addresses set forth on the Schedule of Holders of Common Stock,

With a copy to:	If to Austin Ventures: Jenkens & Gilchrist, A Professional Corporation 1445 Ross Avenue Suite 3200 Dallas, TX 75202-2799 Facsimile: (214) 855-4300 Attn: Gregory J. Schmitt

and

If to ABRY: Kirkland & Ellis LLP 153 East 53rd Street New York, NY 10022 Facsimile: (212) 446-4900 Attn: John L. Kuehn

If to New York Life Capital Partners II, L.P.: New York Life Investment Management, LLC 51 Madison Avenue Room 1104 New York, NY 10010 Facsimile: (212) 576-8340 Attn: Office of General Counsel

and

Arnold & Porter 399 Park Avenue New York, NY 10022-4690 Facsimile: (212) 715-1399 Attn: Christine D. Rogers, Esq.

and

If to PPM: America Private Equity Fund L.P. 225 W. Wacker Drive, Suite 1100 Chicago, IL 60606 Facsimile: (312) 634-0044 Attn: Bruce Saewitz

and

Kirkland & Ellis LLP 200 East Randolph Drive Chicago, IL 60601 Facsimile: (312) 861-2200 Attn: John A. Weissenbach

and

If to Capital Resource Lenders II, L.P.: Testa, Hurwitz & Thibeault, LLP 125 High Street Boston, MA 02110 Facsimile: (617) 248-7100 Attn: Andrew E. Taylor, Jr.

and

If to The Northwestern Mutual Life Insurance Company: Schiff Hardin & Waite 6600 Sears Tower Chicago, IL 60606 Facsimile: (312) 258-5600 Attn: Andrew A. Kling

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

(l) Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY TO THIS AGREEMENT

HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(m) Transfer. Prior to transferring any shares of Common Stock (other than a transfer pursuant to which such shares of Common Stock cease to be Registrable Securities) to any Person, the Person transferring such shares will cause the prospective transferee to execute and deliver to the Company (for itself and as the agent of the other Stockholders), a counterpart to this Agreement pursuant to which the prospective transferee agrees to be bound by this Agreement to the same extent as the Person transferring such shares of Common Stock with respect to the shares of Common Stock so transferred.

(n) Entire Agreement. Except as otherwise expressly set forth in this Agreement, this Agreement and the other agreements referred to in this Agreement embodies the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way.

(o) Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated herein.

(p) Reporting. When it is first legally required to do so, the Company shall register its Common Stock under Section 12 of the Securities Exchange Act and shall keep effective such registration and timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Securities Exchange Act. From and after the effective date of the first registration statement filed by the Company under the Securities Act, the Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports that a corporation, partnership or other entity subject to Section 13 or 15(d) (whichever is applicable) of the Securities Exchange Act is required to file. Immediately upon becoming subject to the reporting requirements of either Section 13 or 15(d) of the Securities Exchange Act, the Company shall promptly upon request furnish any holder of Common Stock or 2002 Warrant Shares (i) a written statement by the Company that it has complied with such reporting requirements, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the Securities and Exchange Commission as such holder may reasonably request in availing itself of an exemption for the sale of Registrable Shares without registration under the Securities Act. The Company acknowledges and agrees that the purposes of the requirements contained in this Paragraph 10(p) are to enable any such holder to comply with the current public information requirement contained in paragraph (c) of Rule 144 under the Securities Act, should such holder ever wish to dispose of any Company Securities acquired by it without registration under the

Securities Act in reliance upon Rule 144 under the Securities Act (or any other similar exemptive provision), and to qualify the Company for the use of registration statements on Form S-3. In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Securities and Exchange Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect) and the use of Form S-3. The Company also covenants to use its reasonable best efforts, to the extent that it is reasonably within its power to do so, to qualify for the use of Form S-3.

(q) Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Securities Exchange Act, upon the written request of any holder of Common Stock or Series A Preferred Stock if a Dividend Election (as defined in the Shareholders Agreement) has not been made, provide in writing to such holder and to any prospective transferee of any Company securities of such Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act (“Rule 144A Information”). Upon the written request of any holder of Common Stock or Series A Preferred Stock if a Dividend Election has not been made, the Company shall cooperate with and assist such holder or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Company Securities for trading through PORTAL. The Company’s obligations under this Paragraph 10(q) shall at all times be contingent upon receipt from the prospective transferee of Company Securities of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than Persons who will assist such transferee in evaluating the purchase of any Company Securities.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

MONITRONICS INTERNATIONAL, INC.

By:	/s/ JAMES R. HULL
James R. Hull,
President

COMMON HOLDERS:

AUSTIN VENTURES III-A, L.P.

By:	AV Partners III, L.P.,
Its General Partner

By:	/s/ BLAINE F. WESNER
Blaine F. Wesner,
Authorized Signatory

AUSTIN VENTURES III-B, L.P.

By:	AV Partners III, L.P.,
Its General Partner

By:	/s/ BLAINE F. WESNER
Blaine F. Wesner,
Authorized Signatory

AUSTIN VENTURES V, L.P.

By:	AV Partners V, L.P.,
Its General Partner

By:	/s/ BLAINE F. WESNER
Blaine F. Wesner,
General Partner

AUSTIN VENTURES V AFFILIATES FUND, L.P.

By:	AV Partners V, L.P.,
Its General Partner

By:	/s/ BLAINE F. WESNER
Blaine F. Wesner,
General Partner

CAPITAL RESOURCE LENDERS II, L.P.

By:	Capital Resource Partners II, L.P.,
Its General Partner

By:	/s/ ROBERT C. AMMERMAN
General Partner

ABRY PARTNERS IV, L.P.

By:	ABRY Capital Partners, L.P.,
Its General Partner

By:	ABRY Capital Partners, LLC,
Its General Partner

By:	/s/ JAY M. GROSSMAN
Name: Jay M. Grossman
Title:

ABRY INVESTMENT PARTNERSHIP, L.P.

By:	ABRY Investment GP, LLC,
Its General Partner

By:	/s/ JAY M. GROSSMAN
Name:

NEW YORK LIFE CAPITAL PARTNERS II, L.P.
By: NYLCAP Managers LLC
Its: Investment Manager

By:	/s/ JOHN E. SCHUMACHER
Name: John E. Schumacher
Title: President and CEO

PPM AMERICA PRIVATE EQUITY FUND LP By: PPM America Capital Partners, LLC Its: General Partner

	By:	/s/ BRUCE SAEWITZ
Name: Bruce E. Saewitz
Title: Senior Partner

By:		/s/ AUSTIN KRUMPFES
Name: Austin Krumpfes
Title: Associate

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:		/s/ DAVID A. BARRAS
Name: David A. Barras
Title: Authorized Representative

Schedule of Common Holders

1.	Austin Ventures III-A, L.P.

Austin Ventures III-B, L.P.

Austin Ventures V, L.P.

Austin Ventures V Affiliates Fund, L.P.

300 West 6th Street

Suite 2300

Austin, TX 78701

Facsimile: (512) 476-3952

Attn: Blaine F. Wesner

2.	Capital Resource Lenders II, L.P.

c/o Capital Resource Partners

85 Merrimac Street

Suite 200

Boston, MA 02114

Facsimile: (617) 723-9819

Attn: Stephen M. Jenks

3.	ABRY Partners IV, L.P.

ABRY Investment Partnership, L.P.

18 Newbury Street

Boston, MA 02116

Facsimile: (617) 859-7205

Attn: Jay Grossman

4.	New York Life Capital Partners II, L.P.

51 Madison Avenue

Suite 3009 (30th Floor)

New York, NY 10010

Facsimile: (212) 576-5591

Attn: John Schumacher

5.	PPM America Private Equity Fund LP

c/o PPM America Capital Partners, LLC

225 W. Wacker Drive

Suite 1200

Chicago, IL 60606

Facsimile: (312) 634-0044

Attn: Bruce Saewitz

6.	The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Facsimile: (414) 665-7124

Attn: Securities Department

EXHIBIT A

REGISTRATION AGREEMENT

Joinder

The undersigned is executing and delivering this Joinder pursuant to the Registration Agreement dated as of                              (as the same may hereafter be amended, the “Registration Agreement”), among Monitronics International, Inc., a Texas corporation (the “Company”) and the other persons named as parties therein.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Agreement as a holder of [ABRY Registrable Securities and ]Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Agreement, and the undersigned’s              shares of [Class A Common Stock] shall be included as [ABRY Registrable Securities and ]Registrable Securities under the Registration Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the              day of                     , 200  .

Signature of Shareholder

Print Name of Shareholder